Exhibit 10

AMENDMENT NO. 1

TO

SHARED SERVICES AGREEMENT

(Holiday Companies / Gander Mountain Company)

This AMENDMENT NO. 1 TO SHARED SERVICES AGREEMENT (this “Amendment No. 1”) is entered into as of March 17, 2005 by and between HOLIDAY COMPANIES, a Minnesota corporation (“Holiday”), and GANDER MOUNTAIN COMPANY, a Minnesota corporation (“Gander Mountain”).

RECITALS

A.            Holiday and Gander Mountain previously entered in a Shared Services Agreement dated as of February 2, 2004 (the “Original Agreement”) pursuant to which Holiday agreed to provide certain services to Gander Mountain.

B.            Holiday and Gander Mountain now desire to amend the Original Agreement in order to reduce the types of services provided to Gander Mountain by Holiday thereunder.

C.            Pursuant to Section 6.12 of the Original Agreement, the Original Agreement may be amended by a written agreement executed by both parties thereto.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holiday and Gander Mountain, for themselves, their successors and assigns, hereby agree as follows:

Section 1.  Schedule I to the Original Agreement is hereby amended and restated in its entirety to read as set forth in Schedule I to this Amendment No. 1.

Section 2.  Except as amended as set forth above, the Original Agreement shall continue in full force and effect and is hereby reaffirmed by the parties thereto.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be signed by their duly authorized representatives.

HOLIDAY COMPANIES		GANDER MOUNTAIN COMPANY

By:	/s/ Ronald A. Erickson	By:	/s/ Mark R. Baker
	Ronald A. Erickson, CEO		Mark R. Baker, CEO & President

SCHEDULE I

TO AMENDMENT NO. 1

TO SHARED SERVICES AGREEMENT

Services

•                                            Transition legal services as requested by Gander Mountain comparable to services provided to Gander Mountain by Holiday’s in-house legal department prior to March 17, 2005 and continuing assistance on specific legal matters as requested by Gander Mountain.

No monthly fee.

•                                            Transition credit card processing services comparable to services provided to Gander Mountain by Holiday prior to March 17, 2005 except that Gander Mountain will use its own frame relay connections, or equivalent, to access the Stratus Computer.

Fee determined through actual number of credit card transactions billed at $0.02 per transaction.

•                                            Transition telecommunications application services comparable to services provided to Gander Mountain by Holiday prior to March 17, 2005.

No monthly fee.  Pass-Through Billing amount related to expenses incurred by Holiday for telecommunications.

•                                            Flight services comparable to services provided to Gander Mountain by Holiday prior to March 17, 2005.

Fee determined through Actual-Use Billing.